KINROSS Gold Corporation + TVX GOLD INC + 49.9% TVX Newmont Americas + ECHO BAY MINES LTD.

to create

# NEW KINROSS

## The New Senior Gold Producer

Robert Buchan
CEO and Chairman, Kinross Gold Corporation

Sean Harvey
President and CEO, TVX Gold Inc.

Robert Leclerc
CEO and Chairman, Echo Bay Mines Ltd.

Investor Presentation
June 10, 2002

# NEW KINROSS

## Four Golden Pieces - One Transaction

- Kinross proposes to simultaneously merge with TVX Gold and Echo Bay, and concurrently acquire Newmont's 49.9% interest in TVX Newmont Americas (TVX NA) to create New Kinross


KINROSS Gold Corporation
40.3%
NEW KINROSS
31.4%
TVX GOLD INC
49.9% TVX NA
28.3%
ECHO BAY MINES LTD.

**THE NEW SENIOR GOLD PRODUCER**

Note: Basic ownership interests. Echo Bay pro-forma interest excludes shares owned by Kinross. Newmont owns 14.6% of New Kinross.

# NEW KINROSS

Snapshot

KINROSS Gold Corporation

TVX GOLD INC

49.9% TVX NA

ECHO BAY MINES LTD.

**One Transaction**

## NEW KINROSS

| | |
|---|---|
| Market Cap. | $2.3 bn = C$3.5 bn |
| Reserves | 18 mm oz. |
| Reserves + Resources[1] | > 40 mm oz. |
| 2002E Production | 2.0 mm oz. |
| Total Cash Cost 2002E | <$200 per oz. |
| 2002E Op. Cash Flow[2] | $190 mm |
| After-tax Synergies | $15mm per year |
| Hedge Policy | Strict non-hedging policy |
| Balance Sheet | 8% Net Debt to Cap. |
| Management | Led by Bob Buchan |

(1) Resources include measured and indicated and inferred resources
(2) At $325 Gold Price

# NEW KINROSS

## Diversified Gold Production Base


George/Goose
Lake + Ulu
Lupin
Birkachan
New Britannia
Kubaka
Fort Knox
Musselwhite
Aquarius
Timmins
Kettle River
Round Mountain
Crixas
Brasilia
La Coipa
Refugio
Legend
Core Operations
Other Operations
Advanced Properties

- 2 Million Ounce Producer
- Total Cash Costs < $200/oz
- 65% of Production in North America
- 86% of Production in the Americas
- Balanced Political Risk Profile

# NEW KINROSS

## Two Million Ounce Producer


Annual Production (2002 - 05E)
mm ozs
2.5
2.0
1.5
1.0
0.5
0.0
2.0
2.0
1.9
2.0
2002E
2003E
2004E
2005E

**Total Cash Costs < $200/oz**

Note: Forecast production includes estimated production from Refugio (2003E), Birkachan (2004E), Aquarius (2004E), and extensions to current operations.

# NEW KINROSS

- Creation of The New Senior Gold Producer
  - Global Scale: 2 million Ounce Producer
  - Total Cash Costs < $200/oz.
  - Superior Gold Price Leverage
  - Unique Unhedged Strategy and Position Relative to Seniors
  - Strong Balance Sheet
  - Global Resource Base Exceeding 40 million Ounces
  - Highly Liquid Shares
  - Balanced Political Risk
  - Significant Synergy Benefits
  - Entrepreneurial Management
  - Strong Share Price Upside

# NEW KINROSS

## N.A. Producer with Global Scale / Unhedged Position


Global Production
Newmont
AngloGold
Barrick
Gold Fields
Harmony
Placer Dome
New Kinross
Ashanti
Buenaventura
AurionGold
• Top 10 Producer Globally
• Only North American with < 5% Reserves Hedged
Gold Hedge >5% Reserves
Gold Hedge <5% Reserves
0.0
1.0
2.0
3.0
4.0
5.0
6.0
7.0
8.0
2002E Production (mm ozs)

Source: CIBC World Markets Research, Public Information - Primary Gold Producers, excludes base metal diversified producers
Note: Placer Dome excludes pending AurionGold take-over offer

# NEW KINROSS

- North American Mining Companies > $2 Billion


NEWMONT
phelps dodge Corporation
NEW KINROSS
BARRICK
inco
noranda
FCX
$2 Billion Market Capitalization
GOLDCORP
KINROSS Gold Corporation
"Others"

# NEW KINROSS

## In Good Company

### New Kinross Ranking on TSX (by Market Capitalization)

| (in $ billions) | | C$ | US$ |
|---|---|---|---|
| 34 | Placer Dome | 6.8 | 4.4 |
| 35 | Brascan Corp | 6.4 | 4.1 |
| 36 | Inco Ltd | 6.3 | 4.1 |
| 37 | Canada Life Financial | 6.2 | 4.0 |
| 38 | National Bank of Canada | 6.2 | 4.0 |
| 39 | Canadian Natural Resources | 6.1 | 3.9 |
| 40 | Abitibi-Consolidated | 5.8 | 3.8 |
| 41 | Quebecor World | 5.7 | 3.7 |
| 42 | Canadian Pacific | 5.5 | 3.6 |
| 43 | Potash Corp of Saskatchewan | 5.4 | 3.5 |
| 44 | Shaw Communication | 5.4 | 3.5 |
| 45 | Brookfield Properties | 5.0 | 3.3 |
| 46 | Noranda Inc | 4.9 | 3.2 |
| 47 | Nexen Inc | 4.9 | 3.2 |
| 48 | Molson Inc | 4.6 | 3.0 |
| 49 | Jean Coutu Group | 4.3 | 2.8 |
| 50 | Telus Corp | 4.1 | 2.7 |
| 51 | Aliant Inc | 4.1 | 2.7 |
| 52 | Domtar Inc | 4.0 | 2.6 |
| 53 | Rogers Communications | 3.8 | 2.5 |
| 54 | Canadian Utilities | 3.7 | 2.4 |
| 55 | Falconbridge Ltd | 3.6 | 2.4 |
| 56 | Transalta Corp | 3.6 | 2.3 |
| 57 | ATI Technologies | 3.5 | 2.3 |
| | New Kinross | 3.5 | 2.3 |
| 58 | MDS Inc | 3.5 | 2.3 |
| 59 | Saputo Inc | 3.4 | 2.2 |
| 60 | Fairmont Hotels | 3.3 | 2.2 |
| 61 | Nova Chemicals | 3.2 | 2.1 |

Source: Bloomberg Financial Services at June 7, 2002.

# NEW KINROSS

## Comparison to Normandy / Homestake


Production
mm ozs
3.0
2.0
1.0
0.0
2.0
2.2
2.2
New Kinross
Normandy 2001
Homestake 2001


Total Reserves/Resources 1
mm ozs
70
60
50
40
30
20
10
0
Resources
Reserves
New Kinross
Normandy 2001
Homestake 2001
1 Excludes inferred resources


Hedge Book
mm ozs
12
10
8
6
4
2
0
0.9
11.1
2.0
New Kinross
Normandy 2001
Homestake 2001

**TAKE OVER**

**PREMIUMS PAID**

**NORMANDY 83%**

**HOMESTAKE 31%**

# NEW KINROSS

## Superior Leverage to Gold Price - Cash Flow


Estimated % Change in Operating Cash Flow from $25 Increase in Gold Price
New Kinross
Newmont
Glamis
Agnico-Eagle
Meridian
Goldcorp
Placer Dome
Barrick
0%
5%
10%
15%
20%
25%
30%
35%
% Change in Operating Cash Flow (2002E) for a $25 Change in Gold Price

Source: CIBC World Markets Inc.

# NEW KINROSS

## Superior Leverage to Gold Price - Production


Ozs. Of Production per $1,000 Invested
New Kinross
Newmont
Placer Dome
Barrick
Agnico-Eagle
Goldcorp
Glamis
Meridian
0.0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
ozs of production (2002E) per $1,000 Invested

Source: CIBC World Markets Inc.
Note: Based on Kinross share price of C$3.92 = $2.57 at June 7, 2002

# NEW KINROSS

- Strong Gold EBITDA


2001A Gold EBITDA (excluding hedging/base metals)
Newmont (ex-hedge)
Barrick (ex-hedge)
New Kinross
Placer (ex-hedge/copper)
Goldcorp
Meridian
Agnico-Eagle
Glamis
$0
$50
$100
$150
$200
$250
$300
$350
$400
$450
$500
($mm)

Source: Public disclosure.
Note: New Kinross includes forecast $15mm in after-tax synergies

# NEW KINROSS

## Unique Unhedged Strategy and Position

**Hedge Position - North American Producers > 1mm ozs p.a.**


New Kinross
Placer Dome
Newmont
Barrick
0.0
5.0
10.0
15.0
20.0
mm ozs Hedged

Source: Public disclosure as at March 31, 2002.
Note: Placer Dome excludes pending AurionGold take-over offer (5.5 mm oz. hedge book)

# NEW KINROSS

## Off-Balance Sheet Sensitivities to Gold Price

**First Quarter 2002 Hedge Book Loss Due to $23/oz. Gold Price Increase**


New Kinross
Newmont
Placer Dome
Barrick
($500)
($400)
($300)
($200)
($100)
$0
Est. MTM Hedge Loss ($mm)

Source: Public disclosure.
Note: Change in mark-to-market of hedge book between December 31, 2001 (spot gold price of $279/oz) and March 31, 2002 (spot gold price of $302/oz)

# NEW KINROSS

## Strong Balance Sheet


Net Debt as a % of Capitalization
Agnico-Eagle
Newmont
Placer Dome
New Kinross
Barrick
Glamis
Meridian
Goldcorp
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%

Source: Public disclosure as at March 31, 2002

# NEW KINROSS

## Low Financial Leverage

| *(in $ millions)* | |
|---|---|
| Cash and Short-term Investments | 99 |
| Bank Debt: | |
| Newmont Note | 90 |
| IRB / EBRD Debt | 44 |
| Export Prepayment Contract Debt | 74 |
| Export Prepayment Contracts | -67 |
| Capital Leases and Other | 12 |
| Total Bank Debt | 153 |
| **Net Bank Debt** | **53** |
| Convertible Debentures 2006 | 127 |
| Book Value of Preferred Shares | 16 |
| **Total Net Obligation** | **196** |

- $90mm Newmont Note = 1.4x TVX NA EBITDA @ $325 Au
- $196mm Net Obligations = 1.0x New Kinross EBITDA @ $325 Au

# NEW KINROSS

## Global Resource Base Exceeding 40mm Ounces


George/Goose Lake + Ulu 2mm ozs
New Britannia 0.3mm ozs
Lupin 0.4mm ozs
Musselwhite 1mm ozs
Greece 9mm oz. -Long-Term Option-
Birkachan
Fort Knox 4mm ozs
Aquarius 1mm ozs
Timmins 4m ozs
Kubaka 0.4mm ozs
Round Mountain 2mm ozs
Gurupi 3mm ozs
Crixas 0.5mm ozs
La Coipa 2mm ozs
Brasilia 4mm ozs
Blanket 1mm ozs
Refugio 1mm ozs
Norseman 1mm ozs
Legend
Core Operations
Other Operations
Exploration Properties

**37mm oz of Reserves and Measured and Indicated Resources**
**Additional 8mm oz. Inferred Resource**

Note: Reserves and measured and indicated resources, excludes inferred resources

# NEW KINROSS

## Strong Reserve and Resource Position


Reserves / Resources of North American Producers
Newmont
Barrick
Placer Dome
New Kinross
Glamis
Meridian
Agnico-Eagle
Goldcorp
South Deep ounces
Greece ounces
Reserves
Resources
0
10
20
30
40
50
60
70
80
90
100
million ozs.

Source: Most recent public filings.

Note: Proven and probable reserves plus measured and indicated resources. Placer Dome excludes pending AurionGold take-over offer (6.1mm ozs reserves). New Kinross/Placer Dome reserves exclude adjustments for pending Timmins joint venture. Meridian includes pending merger with Brancote Holdings.

# NEW KINROSS

- Highly Liquid Shares



Daily Trading Volume as a % of Float
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Goldcorp
New Kinross
Glamis
Placer
Agnico
Meridian
Newmont
Barrick

Note: Average daily trading volume on TSX, NYSE and AMEX for a one-month period ending June 7, 2002. New Kinross includes Kinross + Echo Bay + TVX Gold volumes. Echo Bay's float excludes Newmont and Kinross holdings, TVX's float excludes Beech LLC holding (18.6%).

# NEW KINROSS

## Strong Share Price Upside

**Enterprise Value/oz of production**


$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$3,609
$1,854
$1,277
Intermediate Average [1]
Senior Average [2]
New Kinross

**P/CFPS Multiple (2002E)** [3]


30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
25.5x
13.5x
12.2x
Intermediate Average [1]
Senior Average [2]
New Kinross

**% Reserves Hedged**


20%
10%
0%
0%
18%
5%
Intermediate Average 1
Senior Average 2
New Kinross

[1] Average of Agnico-Eagle, Glamis, Goldcorp and Meridian as at June 7, 2002
[2] Average of Barrick, Newmont and Placer Dome as at June 7, 2002
[3] New Kinross pro-forma CFPS at $325/oz gold price
Source: CIBC World Markets Inc., I/B/E/S

# NEW KINROSS

- Creation of The New Senior Gold Producer
  - Global Scale: 2 million Ounce Producer
  - Total Cash Costs < $200/oz.
  - Superior Gold Price Leverage
  - Unique Unhedged Strategy and Position Relative to Seniors
  - Strong Balance Sheet
  - Global Resource Base Exceeding 40 million Ounces
  - Highly Liquid Shares
  - Balanced Political Risk
  - Significant Synergy Benefits
  - Entrepreneurial Management
  - Strong Share Price Upside

# NEW KINROSS

## Cautionary Statements

This presentation includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Kinross Gold Corporation, Echo Bay Mines Ltd. and TVX Gold Inc. are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the heading "Risk Factors" and elsewhere in Kinross', Echo Bay's and TVX's documents filed from time to time with the Toronto Stock Exchange, the United States Securities and Exchange Commission ("SEC") and other regulatory authorities.

Proven and probable reserves and measured, indicated and inferred resources are calculated by the respective companies as of December 31, 2001. Investors are advised that National Policy 43-101 requires that each category of mineral reserves and mineral resources be reported separately. Investors and securities holders should refer to the respective annual information forms of Kinross and TVX and the Form 10-K of Echo Bay, each for the year ended December 31, 2001, for this detailed information, which is subject to the qualifications and footnotes expressed therein. Reserve calculations have been based on a gold price assumption of US$300 per ounce for all operations except two joint venture operations: Musselwhite at US$275 per ounce and La Coipa at US$265 per ounce of gold and US$4.65 per ounce of silver. United States investors are advised that while the terms "measured" and "indicated" resources and "inferred" resources are recognized and required by Canadian regulations, the SEC does not recognize them. Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves.

Investors and security holders are urged to read the proxy statements of each of the participants regarding the business combination transaction referred to in the foregoing information, when they become available, because they will contain important information. The proxy statements will be filed with the Canadian Securities Regulators and with the SEC by Echo Bay. Investors and security holders may obtain a free copy of these proxy statements (when they are available) and other documents filed with the Canadian Securities Regulators at www.sedar.com and with the SEC's web site at www.sec.gov. The proxy statements (when they are available) and these other documents may also be obtained for free from Echo Bay by directing a request to Lois-Ann L. Brodrick, Vice-President and Secretary, 780-496-9704, [illegible] and TVX.

Certain Information Concerning Participants

Investors may obtain a detailed list of names, affiliations and interests of Echo Bay participants in the solicitation of proxies of stockholders to approve the proposed business combination from SEC filing under Schedule 14A made by Echo Bay on June 10, 2002.

# Appendix

# NEW KINROSS

## Transaction Summary

**Transaction**
- Kinross to combine with TVX Gold, Echo Bay and 49.9% Newmont interest in TVX NA

**Structure**
- Effected via plan of arrangement

**Consideration**
- Acquisition of TVX Gold – 0.65 Kinross share for each TVX Gold share
- Acquisition of Echo Bay – 0.52 Kinross share for each Echo Bay share
- Acquisition of 49.9% interest in TVX NA for $180 million

**Conditions**
- Approval of transaction by each party's shareholders; 66⅔% required from TVX Gold and Echo Bay shareholders for approval of plan of arrangement and 50.1% from Kinross' shareholders. Canadian Court approval required for plan of arrangement
- Requires fairness opinion from each party
- No material adverse change
- Bob Buchan to act as Chief Executive Officer of New Kinross

**Due Diligence**
- No due diligence out

**Lockup**
- Beech LLC support agreement regarding its 18.6% ownership in TVX Gold pursuant to which it agrees to vote its shares in favour of the Transaction
- Kinross and Newmont have entered into support agreements agreeing to vote their shares of Echo Bay (45.2% and 10.5%, respectively) in favour of the Transaction

**Exclusivity**
- Exclusivity to other parties not to solicit, encourage or otherwise engage in discussions with third parties until closing
- Mutual stand still provision
- Break-up fees of up to C$28 million

**Meetings**
- Shareholder meetings – 3rd quarter 2002

**Closing**
- Expected in 4th quarter of 2002

# NEW KINROSS

## Quick Facts

| | Kinross | TVX Gold | Echo Bay | 49.9% TVX NA | New Kinross[1] |
|---|---|---|---|---|---|
| Share Price (C$) | $3.92 | $1.64 | $1.84 | n/a | $3.92 |
| Basic Shares o/s (millions) | 358 | 429 | 541 | | 889 |
| Diluted Shares o/s (millions) | 361 | 432 | 580 | n/a | 915 |
| Market Capitalization (US$ mm) | **$920** | **$450** | **$650** | **n/a** | **$2,284** |
| Reserves (MM ozs) | 5.7 | 6.1 | 3.8 | 2.4 | **17.9** |
| 2002E Production ('000 ozs) | 930 | 240 | 540 | 240 | **1,950** |
| Total Cash Costs (US$/oz) | **$187** | **$185** | **$227** | **$185** | **$197** |

Note: Share price as of June 7, 2002

[1] Reflects cancellation of Kinross' 57.1mm share interest (10.5%) in Echo Bay upon closing of transaction

# NEW KINROSS

## Strong Diversified Asset Base

| Mine | % Ownership | Location | 2002E Production ('000 ozs) | 2002E Total Cash Costs (US$/oz) | 2P Reserve (mm ozs) | Total Resource (mm ozs) |
|---|---|---|---|---|---|---|
| **Operating Assets** | | | | | | |
| Fort Knox | 100% | Alaska | 440 | $215 | 3.1 | 4.1 |
| Timmins | 49% | Ontario | 195 | $175 | 1.2 | 4.2 |
| Round Mountain | 50% | Nevada | 370 | $215 | 2.2 | 2.3 |
| Kubaka | 55% | Russia | 230 | $129 | 0.4 | 0.4 |
| La Coipa | 50% | Chile | 149 | $228 | 0.8 | 1.1 |
| Lupin | 100% | Nunavut | 140 | $250 | 0.4 | 0.4 |
| Brasilia | 49% | Brasil | 112 | $179 | 2.5 | 3.7 |
| Crixas | 50% | Brasil | 90 | $112 | 0.5 | 0.5 |
| Musselwhite | 32% | Ontario | 74 | $181 | 0.7 | 1.0 |
| New Britannia | 50% | Manitoba | 55 | $208 | 0.2 | 0.3 |
| Other | | | 95 | $244 | 0.4 | 0.9 |
| **Subtotal** | | | **1,950** | **$197** | **12.2** | **18.8** |
| **Projects and Non-Producing Assets** | | | | | | |
| Aquarius | 100% | Ontario | | | 1.2 | 1.2 |
| Refugio | 50% | Chile | | | 0.7 | 1.3 |
| Other Exploration Assets | | | | | 3.7 | 6.9 |
| Greek Assets (Skouries and Olympias) | | | | | 3.7 | 8.8 |
| **Total** | | | | | **17.9** | **37.1** |

Note: Reserves plus measured and indicated resources as of December 31, 2001. Timmins reserves/resources exclude pending joint venture with Placer Dome.

# NEW KINROSS

- Balanced Political Risk Profile

**2002E Production (2.0mm oz.)**


Other
17%
US
42%
South America
18%
Canada
23%

**Reserves (18mm oz.)**


Other
25%
US
30%
South America
25%
Canada
20%

**65% of Production and 50% of Reserves will be in North America**

# NEW KINROSS

## Significant Synergy Benefits

- Expected annualized after-tax savings in the first full year

| | $mm | $/oz Production |
|---|---|---|
| G&A | $10 | $5 |
| Other | 5 | 3 |
| Total annual after-tax | $15 | $8 |

- Expected capital synergy benefits
  - Timmins / Aquarius
  - Lupin / Nunavut projects

# NEW KINROSS

## Summary Balance Sheet

**Pro Forma Balance Sheet (March 31, 2002 – adjusted)**

| *($ millions)* | Kinross[1] | Echo Bay[2] | TVX Gold[3] | Adj. | New Kinross Pro forma |
|---|---|---|---|---|---|
| Cash | $94.0 | 18.8 | 86.8 | (120.0) | 79.6 |
| Current Assets | 48.2 | 53.1 | 73.4 | (1.4) | 173.3 |
| Fixed and Other Assets | 398.8 | 200.9 | 344.3 | 1,175.2 | 2,119.2 |
| Total Assets | $541.0 | $272.8 | $504.5 | $1,053.8 | $2,372.1 |
| Current Liabilities | $41.8 | 31.2 | 30.5 | (6.5) | 97.0 |
| Debt | 53.6 | – | 74.1 | 91.9 | 219.6 |
| Debt Portion of Convertible Debs | 24.9 | – | – | – | 24.9 |
| Other | 64.5 | 90.1 | 44.2 | 61.6 | 260.4 |
| Kinam Pref Shares / Minority Interest | 13.2 | – | 134.2 | (134.2) | 13.2 |
| Shareholders' Equity | 343.0 | 151.5 | 221.5 | 1,041.0 | 1,757.0 |
| Liabilities and S/E | $541.0 | $272.8 | $504.5 | $1,053.8 | $2,372.1 |
| Net Debt | ($13.1) | ($18.8) | ($12.7) | | $167.3 |
| Net Debt / Capital | (3.8%) | (14.2%) | (4.8%) | | 8.3% |

[1] Net Debt per Canadian GAAP.
[2] Post equity issue and repayment of $17mm credit facility.
[3] Post equity issue